Exhibit 77Q.
AMENDMENT #7
TO THE BY-LAWS
OF
FEDERATED LIMITED DURATION GOVERNMENT FUND, INC.
Effective September 21, 2004

Insert the following into Article IV, Officers and renumber
Section 15 as Section 16:
Section 15.  Chief Compliance Officer.
The Chief Compliance Officer shall be
responsible for administering the Trust's policies and procedures approved by the Board under Rule 38a-1 of the Investment
Company Act of 1940, as amended.
Notwithstanding any other provision of
these By-Laws, the designation, removal
and compensation of Chief Compliance
Officer are subject to Rule 38a-1 under
the Investment Company Act of 1940, as amended.


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		   10/14/04 2:43 PM